December 1, 2010

FINANCING AGREEMENT

This Financing Agreement ("Agreement") is entered into between Greggory S. Haugen (referred herein as "Haugen"), and Location Based Technologies, Inc., a Nevada corporation (referred to herein as the "LBT" or "the Company") and is dated for reference purposes only December 1, 2010. Haugen and Company shall hereafter collectively be referred to as "Parties".

LBT has received preliminary approval from Silicon Valley Bank (referred to herein as the "Bank") for a secured line of credit facility of up to $3,000,000 (referred to herein as the "Credit Facility") as described in the letter attached hereto as Exhibit A. The Credit Facility terms require Haugen to provide the Bank with a secured personal guaranty of the Company's obligation under the Credit Facility (referred to herein as the "Guaranty") which Haugen is willing to provide subject to the preparation of documentation with respect to the Credit Facility and the Guaranty reasonably satisfactory to Haugen and the terms and conditions set forth in this Agreement. The Company acknowledges Haugen's willingness to provide the Guaranty is of significant value to the Company and that Haugen is entitled to certain of the compensation set forth below in the event the Company declines to close on the Credit Facility. The Company further agrees to diligently take such steps to close the Credit Facility as promptly as possible and agrees not to pursue any alternative financing intended to replace the Credit Facility without the consent of Haugen so long as the Bank is working to close the Credit Facility.

Now therefore, in consideration of the foregoing and the terms and conditions below, the Parties agree as follows:

1. Terms. At the time of the closing of the Credit Facility, Haugen agrees to issue his Guaranty of the Credit Facility on behalf of LBT in favor of the Bank of a loan not to exceed Three Million Dollars ($3,000,000) for a term of no more than twenty-four (24) months (referred to herein as the "Loan Term") provided that the terms of the Credit Facility are as set forth in Exhibit A and are on other terms and based on customary documentation reasonably satisfactory to Haugen. In consideration for Haugen's agreement to issue the Guaranty, contemporaneously with the execution of this Agreement, the Company shall issue to Haugen a warrant in the form attached hereto as Exhibit B to acquire Three Million Six Hundred Thousand (3,600,000) shares of LBT common stock at an exercise price of Twenty Cents ($0.20) (referred to herein as the "Warrant"), subject to adjustment as set forth below. The Company and Haugen agree that the Warrant have been fully earned by Haugen as of the date of this Agreement but shall be forfeited and cancelled in the event (i) Haugen declines, for any reason, to deliver the Guaranty at the closing of the Credit Facility or (ii) if the Bank declines to make the Credit Facility available to the Company other than by reason of the failure of the Company to satisfy all conditions precedent to the closing of the Credit Facility. The Company acknowledges and agrees that in either of the instances described in the preceding sentence and any other obligation of the Company to Haugen for the payment of money, the Company's sole remedy against Haugen shall be the cancellation of the Warrant. For avoidance of doubt, if the Company fails to diligently pursue the Credit Facility given its current financial situation or declines to close the Credit Facility at a time when the Bank is willing to do so in light of the foregoing, Haugen shall be entitled

to retain the Warrant. The Company shall reimburse Haugen, on demand, for any and all amounts paid by Haugen under the terms of the Guaranty, together with interest on the amount so paid from the date of payment until the date so reimbursed, at the rate of the Prime Rate as established by the Bank plus 6%. In order to secure the prompt payment and performance by the Company of the obligations set forth in the preceding sentence and any other obligations of the Company to Haugen for the payment of money, the Company, at the time of the closing of the Credit Facility shall grant to Haugen a security interest in all of the assets of the Company in accordance with the terms of a Security Agreement in form and substance reasonably satisfactory to the Parties (referred to herein as the "Security Agreement"). Such security interest shall be junior only to the security interest of the Bank under the terms of the Credit Facility.

2. Early Release of Guarantor. The Company will use best efforts to cause the Bank to release Haugen from his obligations under the terms of the Guaranty as soon as reasonably possible.

3. Board Observation Rights. So long as Haugen has any obligation under the terms of the Guaranty or has not been reimbursed by the Company for any amounts paid by him under the terms of the Guaranty, Haugen shall be entitled to attend and observe all meetings of the Company's Board of directors and shall be provided with copies of all materials distributed by the Company to members of the Board of Directors.

4. Registration and Other Rights. In the event the Company has extended or elects in the future to extend to any holders of its common stock, any rights with respect to the registration of the Company's securities for sale, the Company shall extend similar rights to Haugen with respect to all securities of the Company then held by or subsequently acquired by Haugen. To the extent more than one set of such rights shall be extended to any of the Company's holders of common stock, Haugen shall be able to select which set shall apply to securities held by him.

5. Additional Fee. So long as Haugen has any obligation under the terms of the Guaranty or has not been reimbursed by the Company for any amounts paid by him under the terms of the Guaranty, commencing March 10, 2011, the Company shall pay to Haugen on or before the 10th day of each month the sum of Five Thousand Dollars ($5,000). For the first four (4) months, the Consulting Fee shall be payable in cash or the Company's common stock at the Company's discretion and thereafter in cash or in the Company's common stock at Haugen's discretion. If any such payments are made in the Company's common stock, the dollar value of the shares shall be determined by the trailing ten (10) day volume weighted average price of the Company's shares for the period immediately prior to payment.

6. Spending Control. The uses of the initial draw made by the Company under the terms of the Credit facility shall require the written approval and authorization of Haugen before being disbursed by the Bank. So long as Haugen has any obligation under the terms of the Guaranty or has not been reimbursed by the Company for any amounts paid by him under the terms of the Guaranty, any subsequent draw under the terms of the Credit facility shall only be used for the Company's general operating expenses and shall

require the written approval and authorization of Haugen before being disbursed by the Bank.

7. Representations and Warranties of the Company. Except as set forth in the Schedule of Exceptions attached hereto as Exhibit C, the Company hereby represents and warrants to Haugen of the date hereof that:

   A. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, is duly qualified as a foreign corporation to do business in California and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted and to carry out the transactions contemplated hereby. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

   B. Capitalization.

      i. The Company has authorized 10,000,000 shares of preferred stock, par value $0.001, of which no shares are issued and outstanding.

      ii. The Company has authorized 300,000,000 shares of common stock, par value $0.001 (the "Common Stock"), 128,938,130 of which are issued and outstanding as of the date hereof.

      iii. Subject in part to the truth and accuracy of representations and warranties made by purchasers of such shares, the outstanding shares of the Company's Common Stock and are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Act") and any relevant state securities laws, or pursuant to valid exemptions therefrom.

      iv. Except for (A) currently outstanding options to purchase 6,000,000 shares of Common Stock granted to employees and other service providers pursuant to the Company's stock option plan, (B) 6,815,385 shares of Common Stock issuable pursuant to the terms of convertible promissory notes issued by the Company, and (C) 7,065,858 shares of Common Stock issuable on the exercise of Warrants issued by the Company, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. In addition to the aforementioned options, the Company has reserved an additional 2,250,000 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Company's stock option plans.

C. Authorization. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Securities issuable upon the exercise of the Warrant, has been taken and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

D. Valid Issuance of Common Stock. The Securities issuable upon exercise of the Warrant have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Company's governing documents, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

E. Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) filings pursuant to the California Corporate Securities Law of 1968, as amended, and the rules thereunder; and (ii) such other post-closing state and federal securities related filings as may be required by law.

F. Offering. Subject in part to the truth and accuracy of Haugen representations set forth in Section 8 of this Agreement, the offer, sale and issuance of the Common Stock as contemplated by this Agreement and the Warrant are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

G. Litigation. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company, nor is the Company a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality, that questions or restricts the validity or enforceability of this Agreement, or the right of the Company to enter into this agreements, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company.

I. Intellectual Property. The Company owns all right and title to the patents and patent applications on Exhibit D, and to its knowledge after reasonable

investigation, has sufficient title and ownership of or rights as a licensee to all trademarks, service marks, trade names, domain names, copyrights, trade secrets, information, proprietary rights and processes (collectively, the "Intellectual Property") used by the Company in connection with its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership of interests of any kind relating to the Intellectual Property paragraph that is to any extent owned by or exclusively licensed to the Company, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, licenses, information, proprietary rights and/or processes of any other person or entity, except, in either case, for standard end-user, object code, internal-use software license and support/maintenance agreements. The Company has not received any written communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the Intellectual Property of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as conducted and proposed to be conducted. Neither the execution or delivery of this Agreement nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees made prior to their employment by the Company. Since the Company's formation, each current and former employee and consultant of the Company has executed an inventions assignment agreement and has not excluded any inventions from being subject thereto, and the Company, after reasonable investigation, is not aware that any of its current or former employees or consultants is in violation thereof.

H. Compliance with Other Instruments. The Company is not in violation or default in any material respect of any provision of its Restated Articles of Incorporation or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or of any provision of any federal or state statute, rule or regulation applicable to the Company, which would have a materially adverse effect of the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, (a) a material default under any such provision, instrument, judgment, order, writ, decree or contract, (b) an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or (c) the

suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization, or approval applicable to the Company or its assets or properties.

I. Agreements; Action.

i. The Company has not declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock.

ii. The Company is not a party to and is not bound by any contract, agreement, or instrument, or subject to any restriction under its Restated Articles of Incorporation or Bylaws, which adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

L. Disclosure. The Company has provided Haugen with the information reasonably available to the Company that Haugen has requested for entering into the transactions contemplated hereby. Neither this Agreement nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

J. Title to Property and Assets. The Company does not own any real property in fee simple. The Company has good and marketable title to its property and assets free and clear of all mortgages, liens, loans, and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims, or encumbrances.

K. Corporate Documents. The Restated Articles of Incorporation and Bylaws of the Company are in the form previously provided to Haugen.

L. Compliance with Laws; Permits. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, properties, prospects or financial condition of the Company. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as proposed to be conducted. The Company is not in default in any

material respect under any of such franchises, permits, licenses or other similar authority.

M. Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, where such violation would have a material adverse effect on the Company, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

N. Financial Statements. The Company has delivered or made available to Haugen its audited balance sheet, income statement and statement of stockholders' equity at and for the year ended August 31, 2010 (the "Audited Financial Statements") and its unaudited balance sheet, income statement and statement of stockholders' equity at and for the period ended October 31, 2010 (the "Unaudited Financial Statements" and together with the Audited Financial Statements, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities (contingent or otherwise) other than (i) liabilities incurred in the ordinary course of business subsequent to October 31, 2010, any of which that are in the amount of $25,000 or more are described on Exhibit C, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

O. Tax Returns, Payments and Elections. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions, if any.

P. Insurance. The Company has in full force and effect general liability, property and casualty insurance policies, with financially sound and reputable insurers, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its material tangible properties that might be damaged or destroyed and in all other respects customary for similarly situated companies.

8. Representations and Warranties of Haugen. Haugen hereby represents, warrants and covenants to the Company with respect to the acquisition of the Warrant as follows:

A. Authorization. Haugen has full power and authority to enter into this Agreement and such agreement constitutes a valid and legally binding obligation, enforceable

in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

B. Purchase Entirely for Own Account. This Agreement is made with Haugen in reliance upon Haugen's representation to the Company, which by Haugen's execution of this Agreement Haugen hereby confirms, that the common stock issuable upon the exercise of the Warrant (the "Securities") will be acquired for investment for Haugen's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Haugen has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Haugen further represents that Haugen does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

C. Disclosure of Information. Haugen believes he has received all the information he has requested from the Company and that he considers necessary or appropriate for deciding whether to acquire the securities. Haugen further represents that he has had an opportunity to ask questions of and receive answers from the Company regarding the terms and conditions of the offering of the securities and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 7 of this Agreement or the right of Haugen to rely thereon.

D. Investment Experience. Haugen is an investor in securities of companies in the development stage and acknowledges that he is able to fend for himself, can bear the economic risk of its investment for an indefinite period of time and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the securities. Haugen acknowledges that any investment in the securities involves a high degree of risk, and represents that he is able, without materially impairing his financial condition, to hold the securities for an indefinite period of time and to suffer a complete loss of his investment.

E. Accredited Investor. Haugen is an "accredited investor" within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect.

F. Restricted Securities. Haugen understands that the Securities he is acquiring are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited

circumstances. In this connection, Haugen represents that he is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act. Haugen understands that the Securities have not been and will not be registered under the Act and have not been and will not be registered or qualified in any state in which they are offered, and thus Haugen will not be able to resell or otherwise transfer his, her or its Securities unless they are registered under the Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available.

G. Legends.

i. Haugen understands that the certificates evidencing the Securities may bear the following legend:

"These securities have not been registered under the Securities Act of 1933, as amended (the "Act"). They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

ii. It is understood that the legend set forth in (a) above will be removed at such time, if any, when (i) the Securities are sold in compliance with Rule 144 under the Act (or a comparable successor provision) or pursuant to an effective registration statement under the Act, or (ii) the Company receives an opinion of counsel reasonably acceptable to it to the effect that such legend may be removed.

9. Actionable Violation. An "Actionable Violation" shall be any of the following:

A. Minimum Net Income

i. Failure by the Company to attain a minimum net income of One Dollar ($1), as accounted for on an accrual basis, after a full eight (8) months have elapsed from the date of closing of the Credit Facility.

ii. Failure by the Company to attain a minimum net income of Two Million Dollars ($2,000,000), as accounted for on an accrual basis, after a full fourteen (14) months have elapsed from the date of closing of the Credit Facility.

B. Failure by the Company to maintain at all times a minimum account balance of Thirty Thousand Dollars ($30,000) in a designated reserve account at the Bank.

C. The Bank or any other party entitled to do so makes any demand for payment by Haugen under the terms of the Guaranty which is not immediately reimbursed by the Company.

D. The failure by the Company to make any payment or perform any other obligation required under the terms of this Agreement or any other agreement between the Company and Haugen.

10. Notice of an Actionable Violation. The Company shall report any Actionable Violation to Haugen immediately. Haugen shall also have the right to request information regarding the Company's net income and minimum account balance from the Company or the Bank so long as Haugen has any obligation under the terms of the Guaranty. Upon the occurrence of and during the continuance of an Actionable Violation and upon learning of an Actionable Violation, Haugen shall have ten (10) days to give written notice to the Company stating the Actionable Violation which has occurred and which remedy (defined below) Haugen intends to pursue, provided that the failure of Haugen to give such notice shall not constitute a waiver of such Actionable Violation or preclude any later exercise of any remedies with respect to an Actionable Violation that has not been cured.

11. Haugen's Remedies for an Actionable Violation. Upon the occurrence of and during the continuance of an Actionable Violation, Haugen shall have following remedies which may be exercised individually or in combination:

A. Waive the Actionable Violation;

B. Require the Company to cure the Actionable Violation within ten (10) days of receiving notice thereof;

C. Elect to Cure any Actionable Violation that may be cured by payment of money and receive repayment from the Company of any amount so paid together with interest thereon from the date of the advance to the date paid at the interest rate set forth in Section 1 in the form of cash or the Company's common stock at Haugen's discretion. If any such payments are made in the Company's common stock, the dollar value of the shares shall be determined by the trailing ten (10) day volume weighted average price of the Company's shares of common stock for the period immediately prior to payment;

D. Exercise the rights granted to Haugen under the terms of the Security Agreement;

E. Market the Company's assets, including but not limited to the Company's Intellectual Property and require the Company to sell such assets subject to Bank approval with the proceeds thereof to be applied to all amounts remaining due to the Bank with respect to the Credit Facility and thereafter to any amounts due Haugen by the Company under the terms of this Agreement or any other agreement or instrument.

The Company shall fully cooperate with Haugen's chosen remedy(s).

12. Entire Agreement. This Agreement and the exhibits attached hereto and the other documents contemplated hereby constitutes the whole and entire agreement of the Parties with respect to the subject matter of this Agreement, and it shall not be modified or

amended in any respect except by a written instrument executed by all the parties. This Agreement replaces and supersedes all prior written and oral agreements between Parties.

13. Independent Counsel. All Parties signing this document have had the opportunity to seek the advice of independent legal counsel. Failure to do so shall be deemed a voluntary waiver of this right.

14. Governing Law. This Agreement is entered into in Orange County, California, and shall be construed in accordance with and governed by the laws of the state of California applicable to contracts made and to be performed in California. Further, Parties agree that venue shall rest solely and exclusively in Orange County California, and any challenge or objection thereto is hereby waived.

15. Survival. If any provision of this Agreement is determined by any court of competent jurisdiction or arbitrator to be invalid, illegal, or unenforceable to any extent, that provision shall, if possible, be construed as though more narrowly drawn, if a narrower construction would avoid such invalidity, illegality, or unenforceability or, if that is not possible, such provision shall, to the extent of such invalidity, illegality, or unenforceability, be severed, and the remaining provisions of this Agreement shall remain in effect.

16. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the Parties and their heirs, personal representatives, successors and assigns.

17. Amendments. This Agreement may be altered, amended, or repealed only by a writing signed by Parties.

18. Signatures. A signature delivered by facsimile or other electronic transmission shall have the same effect as an original signature, and any party transmitting its signature by facsimile shall furnish the other party an original signature within 10 days of any facsimile transmission.

19. Finders' Fees. Each of the Parties represents that it neither is nor will be obligated for any finders' fee or commission in connection with the transactions contemplated by this Agreement.

20. Expenses. Each of the Parties shall pay their own expenses and legal fees with respect to the planning, negotiation, execution, delivery and performance of this Agreement and the other agreements contemplated hereby.

21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22. Notices. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given as of the date if delivered in person on the next business day, if sent by a nationally recognized overnight courier service, and on the second business day if mailed by

registered mail, return receipt requested, postage paid, and if addressed to the Company then at its principal place of business, or if addressed to Haugen, then at the last known address on file with the Company.

If to the Company:

Location Based Technologies, Inc.
38 Discovery, Suite 150
Irvine, CA 92618-3127
E-Mail: joseph@pocketfinder.com

If to Haugen:

Greggory S. Haugen
3320 Fox Street
Orono, MN 55356
Email: gregg.haugen@gmail.com

23. Heading References. The headings have been inserted for convenience only and are not to be considered when construing the provisions of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Financing Agreement effective the date first above written.

Location Based Technologies, Inc.

By:____________________________

Name: David M. Morse

Title: CEO

____

Greggory S. Haugen

[Signature page to Financing Agreement dated as of December 1, 2010]

<u>Exhibit A</u>

<u>Silicon Valley Bank Letter of Intent</u>

<u>See Attached Letter</u>

December 9, 2010

Greg Harrison, Consultant
David Morse, CEO
Gregg Haugen, Investor/Guarantor
Location Based Technologies, Inc.
38 Discovery, Suite #150
Irvine, CA 92618

Dear Greg, David and Gregg:

It is my pleasure to express the interest of Silicon Valley Bank ("SVB") in providing the following credit facility to Location Based Technologies, Inc. ("LBT" or "Borrower"), subject to the terms and conditions contained herein. Our objective with this proposal is to provide your company with access of up to $1,000,000 of debt to fund operations and Bridge LBT to cash flow positive or a successful secondary raise:

FACILITY:	Non-Formula Line of Credit.
BORROWER:	**Location Based Technologies, Inc.**
PURPOSE:	Fund operations for LBT until Secondary offering can be raised or positive cash flow is achieved.
AVAILABILITY:	Up to $1,000,000 available at close. Once funds have been disbursed, cannot be re-borrowed.
MATURITY:	24 months from date of loan documents.
REPAYMENT:	Interest due monthly, principle due at maturity.
INTEREST RATE:	SVB Prime Rate plus 2.5% floating (current indicative rate: 6.5%). SVB Prime today is 4.00% and would be established as a rate floor.
LOAN FEE:	1.00% of Facility ($10,000) due at closing, and payable with initial funding. An additional $5,000 will be due upon the one year Anniversary date of the loan.
LOAN ADVANCES:	Advances under the Facility shall not be less than $100,000
PREPAYMENT:	Borrower may prepay this Facility at anytime by paying the outstanding principal balance, and all accrued interest.
SECURITY:	Borrower shall grant Lender a perfected first position security interest in all of Borrower's assets, including Intellectual Property.

COLLATERAL: Guarantor to pledge acceptable financial securities. Securities may be held at SVB or another institution with acceptable Tri-party agreement that will limit trades and asset classes pledged.

GUARANTOR: Full and Unconditional Guaranty from Gregg Haugen.

FINANCIAL COVENANT: Borrower to maintain the following financial covenants:

Minimum Net Income

- After the 12 full months have elapsed from the time of the loan, the company to report a minimum of $1.00 in net income

Minimum Equity Raise

- By 3/15/11 Borrower to raise a minimum of $2,000,000 in new equity

GUARANTOR COVENANT: **Guarantor Collateral Coverage Test:** Guarantor to maintain at all times, but measured monthly (via receipt of brokerage statements, see Reporting section below), acceptable investment grade securities and liquid assets in excess of 1x the loan obligation or $1,000,000. If securities pledged are less than investment grade, a minimum of $2,000,000 will need to be maintained in pledged account.

SUCCESS FEE/ WARRANT: Upon Borrower successfully raising new Capital/Equity in excess of $2,000,000. Borrower will grant Lender a Warrant equal to 6% coverage of the Facility or $60,000/current share price (based on prior 5 day average). The warrant shall be valid for 7 years from the time of issuance.

BANKING RELATIONSHIP: Borrower to maintain at least 85% of its depository and operating balances with SVB.

FINANCIAL REPORTING: Borrower to provide:

- Monthly unaudited financial statements and compliance certificate within 30 days after each month end.
- Annual CPA-Reviewed financial statements within 180 days from the fiscal-year-end.
- Budgets and forecasts as Lender may reasonably request.
- All SEC reporting within 5 days

GUARANTOR REPORTING: Guarantor to provide:

- Monthly brokerage statements within 30 days of the prior month end
- Semi-annual Personal financial statements
- Annual tax returns within 15 days of being filed, but not later than October 15th.

SUBJECT TO: The Facility is subject to the following:

- Satisfactory loan documentation.

- No material adverse change has occurred prior to advance.
- Further review and due diligence on type of securities being pledged assets will be held and Guarantor's personal assets and tax returns.

GOOD FAITH DEPOSIT: A deposit of $5,000 is required by SVB to initiate the due diligence process. This deposit is refundable if the transaction is not approved by SVB as proposed or on other terms acceptable to Borrower and SVB.

Should the transaction be approved, the deposit will be applied to SVB's expenses, with any remainder applied to the Loan Fee. If, subsequent to SVB's approval, the Borrower fails to execute final loan documents with SVB, the deposit shall be retained by SVB.

EXPENSES: Borrower agrees to pay all costs, fees and expenses incurred by the Lender in the initiation of the loan documentation.

This letter is intended for discussion purposes only and except for Borrower's obligation to cooperate in the due diligence process and to pay for all SVB Expenses as described herein, does not represent a commitment of any nature by SVB. It is provided to Borrower solely for the purpose described herein, and may not be disclosed to or relied upon by any other party without SVB's prior written consent.

If the basic terms and conditions described above are acceptable, please so indicate by signing this letter and returning the same to the attention of the undersigned by December, 23 **2010.**

Receipt by SVB of this letter will constitute (a) your instruction to SVB to commence (at your expense) documentation which shall supersede this letter, (b) your agreement to cooperate with SVB and promptly submit any due diligence materials SVB may request, and (c) your agreement to pay for all expenses and charges expended by SVB in connection with this proposed transaction ("SVB Expenses").

On behalf of Silicon Valley Bank, we are delighted to make this proposal to you.

Very truly yours,

SILICON VALLEY BANK

Brett Maver
Relationship Manager

Accepted this 10th day of December, 2010

Location Based Technologies, Inc.

By: ______________________________

Name: ______________________________

Title: ______________________________

Exhibit B

Form of Warrant

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER OR THEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

No. W – S(1)

Warrant to Purchase 3,600,000 Shares of Common Stock

WARRANT TO PURCHASE COMMON STOCK
OF
LOCATION BASED TECHNOLOGIES, INC.
Void after December 13, 2015

This certifies that, for value received, **Greggory S. Haugen,** or registered assigns ("Holder") is entitled, subject to the terms set forth below, to purchase from LOCATION BASED TECHNOLOGIES, INC. (the "Company"), a Nevada corporation, 3,600,000 (one million) shares of the Common Stock of the Company, as constituted on the date hereof (the "Warrant Issue Date"), upon surrender hereof, at the principal office of the Company referred to below, with the Election to Exercise form attached hereto duly executed, and simultaneous payment in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below.

1. Term of Warrant. Subject to the terms and conditions set forth herein, the purchase right represented by this S Warrant shall terminate on or before the earlier of

(a) 5 p.m., Pacific Time, on December 13, 2015.

2. Exercise Price. The Exercise Price at which this S Warrant may be exercised shall be $0.20 per share of Common Stock, as adjusted from time to time pursuant to Section 11 hereof.

3. Exercise of Warrant.

(a) The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, but not for less than 10,000 shares at a time (or such lesser number of shares which may then constitute the maximum number purchasable; such number being subject to adjustment as provided in Section 11 below), at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Election to Exercise annexed hereto duly completed

and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment (i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder, or (iii) by a combination of (i) and (ii), of the purchase price of the shares to be purchased.

(b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

(c) Cashless, or Net Issue, Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

$$X = \frac{Y(A-B)}{A}$$

Where	X	=	the number of shares of Common Stock to be issued to the Holder
	Y	=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)
	A	=	the fair market value of one share of the Company's Common Stock (at the date of such calculation)
	B	=	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, fair market value of one share of Common Stock shall be determined by the Company's Board of Directors in good faith; provided, however, that where there exists a public market for the Company's Common Stock at the time of such exercise, the fair market value per share shall be the average of the closing bid and asked prices of the Common Stock quoted in the OTC Bulletin Board or the last reported sale price of the Common

Stock or the closing price quoted on the NASDAQ Stock Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the five (5) trading days prior to the date of determination of fair market value. Notwithstanding the foregoing, in the event the Warrant is exercised in connection with a public offering of the Company's Common Stock, the fair market value per share shall be the per share offering price to the public of the Company's public offering.

4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

5. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this S Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company and its transfer agent or, in the case of mutilation, on surrender and cancellation of this S Warrant, the Company at its expense shall execute and deliver, in lieu of this S Warrant, a new warrant of like tenor and amount.

6. Rights of Stockholders. This S Warrant shall not entitle its Holder to any of the rights of a stockholder of the Company.

7. Transfer of Warrant.

(a) Warrant Register. The Company will maintain a register (the "S Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this S Warrant or any portion thereof may change his address as shown on the S Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the S Warrant Register and at the address shown on the S Warrant Register. Until this S Warrant is transferred on the S Warrant Register of the Company, the Company may treat the Holder as shown on the S Warrant Register as the absolute owner of this S Warrant for all purposes, notwithstanding any notice to the contrary.

(b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the S Warrant Register referred to in Section 7(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this S Warrant, exchanging this S Warrant, replacing this S Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

(c) Transferability and Non-negotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the provisions of this

Warrant with respect to compliance with the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws, title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(d) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and applicable state securities laws, and with the limitations on assignments and transfers contained in this Section 7, the Company at its expense shall issue to or on the order of the Holder a new warrant of S Warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

(e) Compliance with Securities Laws.

(i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock or Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock or Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock or Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

(ii) This Warrant and all shares of Common Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER OR THEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

8. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of

this Warrant and, from time to time, will take all steps necessary to amend its Articles of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

9. Notices.

(a) Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

(b) In case:

(i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

(iii) of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger,

conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified.

(c) All such notices, advices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing.

10. Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

11. Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

11.1 Merger, Sale of Assets, Etc. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 11. The foregoing provisions of this Section 11.1 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

11.2 Reclassification, Etc. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.

11.3 Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

11.4 Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.

11.5 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 11, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

11.6 No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or

performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of this Warrant against impairment.

12. Registration Rights. Upon exercise of this Warrant, the Holder shall have and be entitled to exercise the registration rights described in Exhibit A attached hereto and incorporated into this Warrant by this reference.

13. Miscellaneous.

13.1 Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a reputable overnight delivery service, in each case properly addressed to the party to receive the same. Such addresses and facsimile numbers are below the signature lines on the signature page hereof.

13.2 Failure of any party to exercise any right under this Warrant or otherwise, or delay by a party exercising such right, shall not operate as a waiver thereof.

13.3 All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause application of the laws of any jurisdictions other than the State of California.

13.4 Except as otherwise provided in this Warrant, this Warrant shall inure to the benefit of and be binding upon the permitted successor and assigns of each of the parties hereto.

13.5 otherwise affect the meaning thereof.

13.6 The Company shall provide Holder with quarterly financial statements within 45 days of the end of each fiscal quarter and annual financial statements within 90 days of the end of each fiscal year. At such time as the Company's financial statements (or those of any successor entity which assumes the Company's obligations hereunder) are available on the website of the Securities and Exchange Commission, the obligation of the Company (or such successor) to provide such quarterly and annual financial statements shall cease.

13.7 This Warrant may be executed in two or more identical counterparts, all of which shall be considered one and the same document and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the

signatory thereto with the same force and effect as of the signature were an original, not facsimile.

13.8 The language used in this Warrant will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

13.9 This Warrant may be amended only in writing by a document signed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be executed.

Dated: December, 14, 2010

ACCEPTED BY HOLDER:	LOCATION BASED TECHNOLOGIES, INC.
By____________________	By [signature] Desiree Mejia, COO

To: LOCATION BASED TECHNOLOGIES, INC.

____

____

____

ELECTION TO EXERCISE

The undersigned hereby exercises his or its rights to purchase _______________ shares of Common Stock covered by the within S Warrant and tenders payment herewith in the amount of $_______________ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to

____

____

____

and, if such number of shares of Common Stock shall not be all the shares of Common Stock covered by the within S Warrant, that a new S Warrant for the balance of the shares of Common Stock covered by the within S Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated: _______________, 20__ Name:____________________________________

(Print)

Address:____

____

(Signature)

To: LOCATION BASED TECHNOLOGIES, INC.

____

____

____

CASHLESS EXERCISE FORM

The undersigned hereby irrevocably elects to surrender its S Warrant for the number of shares of Common Stock as shall be issuable pursuant to the cashless exercise provisions set forth in Section 3(c) of the within __Warrant, in respect of _______________ shares of Common Stock underlying the within S Warrant, and requests that certificates for such securities be issued in the name of, and delivered to

____

____

____

and, if such number of shares shall not be all the shares exchangeable or purchasable under the within S Warrant for the balance of the shares of Common Stock covered by the within S Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated: ______________, 20__ Name:____________________________________
(Print)

Address:____

____
(Signature)

ASSIGNMENT FORM

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

FOR VALUE RECEIVED, ______________________________ hereby sells, assigns and transfers unto ______________________________ [choose either: this __Warrant in its entirety OR the right to purchase pursuant to this Warrant _______________ shares of Common Stock of Location Based Technologies, Inc. (the "Company")], together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________________ attorney to transfer such S Warrant on the books of the Company, with full power of substitution.

Dated: ______________, 20__ Signature___________________________________

NOTICE

The Signature on the foregoing Assignment must correspond to the name as written upon the fact of this __Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT A

REGISTRATION RIGHTS PROVISION

1.1. Definitions.

(a) The terms "register," "registered," and "registration" refer to a registration effected by filing with the Securities and Exchange Commission (the "SEC") a registration statement ("Registration Statement") in compliance with the Securities Act of 1933, as amended (the "1933 Act") and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.

(b) The term "Registrable Securities" means any and all shares of Common Stock hereafter issued or issuable upon exercise of this S Warrant or its companion S Warrant. The term "Registrable Securities" shall also include any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend, stock split or other distribution with respect to, or in exchange for, upon reclassification or in replacement of, Registrable Securities. In the event of any recapitalization by the Company, whether by stock split, reverse stock split, stock dividend or otherwise, the number of shares of Registrable Securities used throughout this Registration Rights Provision for various purposes shall be proportionately increased or decreased.

(c) Capitalized terms not defined herein shall have the meanings ascribed to them in the Warrant to Purchase Common Stock, dated as of December 14, 2010 ("S Warrant"), to which this Exhibit A is attached which was issued by Location Based Technologies, Inc. (the "Company").

1.2. Demand Registration. The initial Holder, or all but not less than all of the holders, of the Warrant(s), together but not separately, may, by written notice to the Company, demand that the Company file, and the Company shall file within 45 days of such demand, a resale registration statement covering not less than all of the Registrable Securities issued or issuable pursuant to this S Warrant (the "Demand Registration Statement"). Notwithstanding the foregoing, no Holder of Registrable Securities may require the Company to file a Demand Registration Statement until such time as the Company (or any successor which acquires the Company's obligations hereunder) is eligible to file a registration statement on Form S-3 or a successor form thereto. The Company or any shareholder of the Company entitled to registration rights may request that securities of the same class as the Registrable Securities be included in the Demand Registration Statement for sale in the offering subject to customary normal agreements that may be required in connection therewith. The Holder of the S Warrant and may make only one collective demand pursuant to this Section 1.2 and the corresponding Section 1.2 of the S Warrant and all Registrable Securities covered by this S Warrant and its companion S Warrant (as such Warrants may be fractionalized in the future) must be included in that one Demand Registration Statement.

1.3. <u>"Piggyback" Registrations</u>.

(a) If at any time or from time to time, prior to the third anniversary of Holder's initial exercise of this S Warrant or, the Company shall determine to register any of its securities, either for its own account or the account of security holders, other than a registration relating solely to employee benefit plans or a registration on Form S-4 relating solely to a SEC Rule 145 transaction, the Company will:

> (i) promptly give to Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and
>
> (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request, made by Holder within 30 days after receipt of such written notice from the Company, except as set forth in Section 1.3(b) below.

(b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise Holder as a part of the written notice given pursuant to Section 1.3(a)(i). In such event the right of Holder to registration pursuant to this Section 1.3 shall be conditioned upon Holder's participation in such underwriting and the inclusion of Holder's Registrable Securities in the underwriting to the extent provided herein. Holder, together with the Company and the other parties distributing their securities through such underwriting, shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.3, if the underwriter determines that marketing factors require a limitation of the number of shares or type of securities to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, or may exclude Registrable Securities entirely from such registration and underwriting subject to the terms of this Section. The Company shall so advise all holders of the Company's securities that would otherwise have a right to be so registered and underwritten and the number of shares of such securities, including Registrable Securities, that may be included in the registration and underwriting shall be allocated among Holder and all such other holders in proportion, as nearly as practicable, to the respective amounts of securities of the Company proposed to be included in such underwritten offering by all shareholders other than the Company; provided, however, that the rights of Holder to include all or any allocable portion of such Registrable Securities shall be subject to the priority (prior to any allocation to Holder or others) of the holders of existing "demand" registration rights existing on the date hereof or that otherwise have priority over the rights of Holder set forth in this Section 1.3. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If Holder disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities so withdrawn shall also be withdrawn from

registration. Any such withdrawal will cause the lapse of Holder's demand rights under Section 1.2 hereof.

(c) The Holder agrees that any shares of Registrable Securities which are not included in an underwritten public offering described in Section 1.3(b) shall not be publicly sold by the Holder for a period, not to exceed 180 days, which the managing underwriter reasonably determines is necessary in order to effect such underwritten public offering.

1.4. Expenses of Registration. All expenses incurred in connection with the registrations effected pursuant to Sections 1.2 and 1.3, including without limitation all registration, filing, listing and qualification fees (including SEC, securities exchange, National Association of Securities Dealers Inc. and blue sky fees and expenses), printing expenses, escrow fees, fees and disbursements of counsel for each of the Company and Holder (if Holder is participating in such registration), and expenses of any special audits and/or "cold comfort" letters incidental to or required by such registration, fees and disbursements of underwriters customarily paid by issuers or sellers of securities, and the reasonable fees and expenses of any special experts retained by the Company in connection with the requested registration shall be borne by the Company; provided, however, that the Company shall not be required to pay stock transfer taxes or underwriters' discounts or commissions relating to Registrable Securities.

1.5. Obligations of the Company. Whenever required under this Registration Rights Provision to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its diligence and reasonable commercial efforts to cause such Registration Statement to become effective, and, upon the request of Holder, keep such Registration Statement effective until Holder has completed the distribution relating thereto, but in no event longer than one year;

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such registration statement effective as provided in Section 1.5(a) and to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such Registration Statement;

(c) furnish to Holder such numbers of copies of the registration statement, the prospectus, including a preliminary prospectus, and of each amendment and supplement (in each case, including all exhibits), in conformity with the requirements of the 1933 Act, and such other documents as Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by Holder;

(d) use commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions in such states as shall be reasonably necessary to facilitate an orderly distribution of the Registrable Securities, provided that the Company shall not be

required in connection therewith or as a condition thereto to qualify to do business in any such jurisdiction that, but for the requirements of this Section 1.5(d), it would not be obligated to be so qualified or to file a general consent to service of process in any such states or jurisdictions;

(e) use commercially reasonable efforts to cause such securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities of the United States of America or any state thereof as may be necessary to enable Holder to consummate the disposition of such securities;

(f) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, usual and customary in form, with the managing underwriter of such offering; and the Company shall take such other actions as the underwriters reasonably request in order to expedite or facilitate a disposition of such securities;

(g) use reasonable commercial efforts to cause all such securities covered by such Registration Statement to be listed on, or included in, a stock exchange or national quotation system; and to provide a transfer agent and registrar for such securities covered by such Registration Statement no later than the effective date of such Registration Statement;

(h) use reasonable commercial efforts to obtain a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as Holder shall reasonably request;

(i) notify Holder at any time when a prospectus relating thereto is required to be delivered under the 1933 Act or the happening of any event as a result of which, or of the Company becoming otherwise aware that, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of Holder, prepare and furnish to Holder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities under such Registration Statement, such prospectus shall not include an untrue statement of a material fact or a misstatement of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(j) make reasonably available for inspection by representatives of Holder, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by Holder or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company reasonably requested by such persons in connection with such Registration Statement.

1.6. Obligations of Holder. In the event of an underwritten public offering, Holder shall enter into and perform its obligations under an underwriting agreement, usual and customary in form, with the managing underwriter of such offering selected by the Company. In addition, Holder agrees that, upon receipt of any notice from the Company of the happening of any event described in Section 1.5(i), Holder will forthwith discontinue disposition of such securities pursuant to such Registration Statement until Holder's receipt of the copies of the supplemental or amended prospectus contemplated by Section 1.5(i), and, as so directed by the Company, Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in Holder's possession, of the prospectus covering such securities covered by such Registration Statement current at the time of receipt of such notice.

1.7. Selection of Underwriter. The Company shall select, in its sole discretion, the managing underwriter or underwriters with respect to any underwritten offering of the Common Stock.

1.8. Indemnification.

(a) The Company will, and does hereby undertake to, indemnify and hold harmless Holder, each of Holder's officers, directors and affiliates, and each person controlling Holder, with respect to any registration, qualification, listing, or compliance effected pursuant to this Section 1, and each underwriter, if any (including any broker or dealer which may be deemed an underwriter), and each person who controls any underwriter (including any such broker or dealer), of the Registrable Securities held by or issuable to Holder, against all claims, losses, damages, liabilities and expenses, joint or several (or actions in respect thereto whether or not a party thereto), to which they may become subject under the 1933 Act, the Securities Exchange Act of 1934, as amended, (the "1934 Act"), or other federal, state or common law, or otherwise, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary, final or summary prospectus, offering circular, or other similar document or any amendment or supplement thereto (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, listing, or compliance, or arising out of or based upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of any federal, state or common law, rule or regulation applicable to the Company in connection with any such registration, qualification, or compliance, and will reimburse, as incurred, Holder, each such underwriter, and each such director, officer, affiliate and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action (whether or not the indemnified party is a party to any proceeding); provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by Holder or by such underwriter and stated to be specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Holder or any other indemnified party and shall survive the transfer of such securities by Holder.

(b) Holder will indemnify the Company, each of its directors, and each officer who signs a Registration Statement in connection therewith, and each person controlling the Company, each underwriter, if any, and each person who controls any underwriter, of the Company's securities covered by such a Registration Statement, against all claims, losses, damages, liabilities and expenses, joint or several (or actions in respect thereto whether or not a party thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, preliminary, final or summary prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Company, each such underwriter and each such director, officer, partner, and controlling person, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action (whether or not the indemnified party is a party to any proceeding), in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, preliminary, final or summary prospectus, offering circular or other document, in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by Holder and stated to be specifically for use therein.

(c) Each party entitled to indemnification under this Section 1.8 (the "Indemnified Party") shall give notice to the party required to provide such indemnification (the "Indemnifying Party") of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party's expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.8, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff therein, to such Indemnified Party, of a full and final release from all liability in respect to such claim or litigation.

(d) Indemnification similar to that specified in this Section 1.8 (with appropriate modifications) shall be given by the Company and Holder with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the 1933 Act.

(e) If recovery is not available under the foregoing indemnification provisions of this Section 1.8 for any reason other than as expressly specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses. In determining the amount of contribution which the respective parties are entitled, there shall be considered the relative fault of each party in connection with the statements or omissions which resulted in such claims, losses, damages or actions, as well as other equitable considerations appropriate under the circumstances. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The obligations of the parties under this Section 1.8 shall be in addition to any liabilities which any party may otherwise have to any other party.

1.9. Information by Holder. Holder shall furnish to the Company such information regarding Holder and the distribution proposed by Holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in this Registration Rights Provision.

1.10. Transfer of Registration Rights. The rights contained in Sections 1.2 and 1.3 hereof may be assigned or otherwise conveyed to a transferee or assignee of this S Warrant or the Registrable Securities, provided that such transferee or assignee may not demand that the Company to file a registration statement pursuant to Section 1.2 hereof unless the holders of all Registrable Securities issued or issuable pursuant to this S Warrant join in such demand; and, provided further, that the Company is given written notice by the transferor at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

Exhibit C

Schedule of Exceptions to Representations and Warranties of Company

Section 7 G

The Company has several debts and companies with past due bills that have "threatened" collection proceedings.

Section 7 H

The following inventions (filed by Joseph Scalisi dealing with card games) are not subject to inventions assignment agreement:

- Application #12/554,834. Multi-play Casino Game Apparatus
- Application #12/554,836. Player Elective Combination Game

Exhibit D

Schedule of Patents